UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	333-31929	84-1328967
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                      Entry into a Material Definitive Agreement.

On July 23, 2013, L-Band Acquisition, LLC (“L-Band”), a wholly-owned subsidiary of DISH Network Corporation (“DISH”), formed to make a bid to acquire assets of LightSquared LP, entered into a Plan Support Agreement (the “PSA”) with certain senior secured lenders to LightSquared LP.  DISH is a party to the PSA solely with respect to certain guaranty obligations.  DISH’s Board of Directors (the “Board”) approved entering into the PSA based, among other things, on the recommendation of a special committee of the Board (the “Special Committee”) and a fairness opinion that was prepared by a financial advisory firm at the request of the Special Committee.

Pursuant to the PSA, L-Band and such lenders have agreed, subject to the terms and conditions set forth therein, to support and pursue confirmation of a plan of reorganization (the “LightSquared LP Plan”) for LightSquared LP and certain of its subsidiaries that are debtors and debtors in possession (collectively, the “LightSquared LP Entities”) in pending bankruptcy cases under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are jointly administered under the caption In re LightSquared Inc., et. al., Case No. 12-12080 (SCC).

The LightSquared LP Plan contemplates a sale of substantially all of the assets of the LightSquared LP Entities to L-Band for a purchase price of $2.22 billion in cash, plus the assumption of certain liabilities, pursuant to the terms and conditions of a proposed asset purchase agreement (the “Proposed APA”).  L-Band’s purchase offer under the LightSquared LP Plan is subject to the submission of higher and better offers in accordance with certain bid procedures to be proposed in connection with the LightSquared LP Plan.  In addition, the LightSquared LP Plan is subject to confirmation by the Bankruptcy Court.  The Proposed APA has not been negotiated with, or executed by, the LightSquared LP Entities.  Consummation of the acquisition contemplated under the Proposed APA is subject to, among other things, Bankruptcy Court, Federal Communications Commission (“FCC”) and Canadian federal Department of Industry (“Industry Canada”) approvals.  However, funding of the purchase price under the Proposed APA is not conditioned upon receipt of approvals from the FCC or Industry Canada.  DISH would be a party to the Proposed APA solely with respect to certain guaranty obligations.

The foregoing description of the PSA and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the PSA, a copy of which is filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1

Plan Support Agreement, dated as of July 23, 2013, by and among certain lenders of LightSquared LP, L-Band Acquisition, LLC and, solely for the purposes of Section 7.11 thereof, DISH Network Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
DISH DBS CORPORATION

Date: July 23, 2013	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary